                                                                   Exhibit 10.20






                             OPERATING AGREEMENT

                                      OF

                          1995 LAND COMPANY, L.L.C.

                      OKLAHOMA LIMITED LIABILITY COMPANY

                             OPERATING AGREEMENT
                                      OF
                          1995 LAND COMPANY, L.L.C.
                      OKLAHOMA LIMITED LIABILITY COMPANY


                              Table of Contents

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ARTICLE 1 - ORGANIZATIONAL MATTERS...................................................................           1

  1.01 Formation.....................................................................................           1
  1.02 Name..........................................................................................           1
  1.03 Principal Office..............................................................................           1
  1.04 Term..........................................................................................           1

ARTICLE 2 - DEFINITIONS..............................................................................           1

  2.01 Definitions...................................................................................           1

ARTICLE 3 - PURPOSE..................................................................................           5

  3.01 Purpose of the Company........................................................................           5

ARTICLE 4 - CAPITAL CONTRIBUTIONS....................................................................           5

  4.01 Units.........................................................................................           5
  4.02 Initial Capital Contributions and Percentage Ownership........................................           5
  4.03 Company Loan..................................................................................           5
  4.04 Capital Accounts..............................................................................           5
  4.05 Interest......................................................................................           6
  4.06 No Withdrawal.................................................................................           6
  4.07 Additional Capital Contributions..............................................................           6
  4.08 Guarantee of Company Indebtedness.............................................................           6

ARTICLE 5 - ALLOCATIONS AND DISTRIBUTIONS............................................................           6

  5.01 Order of Distributions........................................................................           6
  5.02 Distribution of Cash Available for Distribution...............................................           7
  5.03 Setoff under Sale Contract....................................................................           7
  5.04 Allocation of Income and Loss.................................................................           7

ARTICLE 6 - MANAGEMENT AND OPERATION OF BUSINESS.....................................................           8

  6.01 Managers......................................................................................           8
  6.02 Authority of Manager..........................................................................           8
  6.03 Restrictions on Manager.......................................................................           8
  6.04 Preservation of Company Property..............................................................           9
  6.05 Number, Term and Qualifications...............................................................           9
  6.06 Manner of Acting..............................................................................           9
  6.07 Removal.......................................................................................          10

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  6.08 Limitation on Liability of Managers...........................................................          10
  6.09 Outside Activities............................................................................          10
  6.10 Company Funds.................................................................................          10

ARTICLE 7 - RIGHTS AND OBLIGATIONS OF THE MEMBERS....................................................          10

  7.01 Limitation of Liability.......................................................................          10
  7.02 Rights of Member Relating to the Company......................................................          11
  7.03 Restrictions on Powers........................................................................          11
  7.04 Indemnification...............................................................................          11

ARTICLE 8 - BOOKS, RECORDS, ACCOUNTING AND REPORTS...................................................          12

  8.01 Books and Records.............................................................................          12
  8.02 Accounting....................................................................................          13
  8.03 Reports.......................................................................................          13
  8.04 Fiscal Year...................................................................................          13

ARTICLE 9 - TAX MATTERS..............................................................................          13

  9.01 Taxable Year..................................................................................          13
  9.02 Tax Controversies.............................................................................          13
  9.03 Taxation as a Partnership.....................................................................          13

ARTICLE 10 - TRANSFER OF UNITS.......................................................................          14

  10.01 Transfer.....................................................................................          14
  10.02 Transfer of Units by a Member................................................................          14
  10.03 Restrictions on Transfer.....................................................................          15
  10.04 Issuance of Certificates.....................................................................          15
  10.05 Lost, Stolen or Destroyed Certificates.......................................................          15

ARTICLE 11 - ADMISSION OF SUBSTITUTE AND ADDITIONAL MEMBERS..........................................          16

  11.01 Admission of Substitute Members..............................................................          16
  11.02 Admission of Additional Members..............................................................          16

ARTICLE 12 - RIGHT OF PURCHASE.......................................................................          17

  12.01 Right of First Refusal.......................................................................          17

ARTICLE 13 - DISSOCIATION AND LIQUIDATION............................................................          17

  13.01 Disqualification of Member...................................................................          17
  13.02 Dissociation and Liquidation.................................................................          18
  13.03 Method of Winding Up.........................................................................          19
  13.04 Filing Articles of Dissolution...............................................................          19
  13.05 Return of Capital............................................................................          19


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ARTICLE 14 - AMENDMENT OF AGREEMENT; MEETINGS; RECORD DATE...........................................          19

  14.01 Amendments...................................................................................          19
  14.02 Limitations on Amendments....................................................................          19
  14.03 Meetings.....................................................................................          19
  14.04 Adjournment..................................................................................          19
  14.05 Waiver of Notice; Consent to Meeting Approval of Minutes.....................................          20
  14.06 Quorum.......................................................................................          20
  14.07 Action Without a Meeting.....................................................................          20

ARTICLE 15 - GENERAL PROVISIONS......................................................................          20

  15.01 Notices......................................................................................          20
  15.02 Captions.....................................................................................          20
  15.03 Pronouns and Plurals.........................................................................          21
  15.04 Further Action...............................................................................          21
  15.05 Binding Effect...............................................................................          21
  15.06 Integration..................................................................................          21
  15.07 Waiver.......................................................................................          21
  15.08 Counterparts.................................................................................          21
  15.09 Applicable Law...............................................................................          21
  15.10 Invalidity of Provisions.....................................................................          21
  15.11 Conveyances..................................................................................          21
  15.12 Power of Attorney............................................................................          22

EXHIBIT A

EXHIBIT B

                              OPERATING AGREEMENT
                                      OF
                           1995 LAND COMPANY, L.L.C.
                      OKLAHOMA LIMITED LIABILITY COMPANY


  THIS OPERATING AGREEMENT (this "Agreement") is entered into by and among John
C. Bumgarner, Jr. ("Bumgarner") and Tribune/Swab-Fox Companies, Inc., a Delaware corporation ("T/SF")(Bumgarner and T/SF are hereinafter sometimes collectively referred to as the "Members" and singularly referred to as a "Member"), the members of 1995 LAND COMPANY, L.L.C., an Oklahoma limited liability company (the "Company"). In consideration of the mutual covenants and conditions hereinafter set forth, the Members hereby agree that the terms of the Operating Agreement governing the Company shall be as follows:


                                   ARTICLE 1

                            Organizational Matters
                            ----------------------

          Section 1.01.  Formation.  The Company is formed as of the date last
                         ---------
set forth below as a limited liability company pursuant to the provisions of the Act (as hereinafter defined). The rights and obligations of the Members, and the affairs of the Company, shall be governed first by the Mandatory Provisions of the Act, second by the Company's Articles of Organization, third by this Agreement and fourth by the optional provisions of the Act. In the event of any conflict among the foregoing, the conflict shall be resolved in the order of priority set forth in the preceding sentence.

          Section 1.02.  Name.  The name of the Company shall be "1995 LAND
                         ----
 COMPANY, L.L.C."

          Section 1.03.  Principal Office.  The principal office of the Company
                         ----------------
in the State of Oklahoma shall be located at 320 South Boston, Suite 825, Tulsa, Oklahoma 74103. The name of its registered agent is Stephen W. Ray, 320 South Boston, Suite 400, Tulsa, Oklahoma 74103. The Company may also maintain offices at such other place or places as the Members deem advisable.

          Section 1.04.  Term.  The Company shall commence upon the filing for
                         ----
record of the Company's Articles of Organization with the Oklahoma Secretary of State, and shall continue until December 31, 2020, unless sooner terminated as herein provided.


                                   ARTICLE 2

                                  Definitions
                                  -----------

          Section 2.01.  Definitions.  For purposes of this Agreement, the
                         -----------
following terms shall have the following meanings:

          "Acquisition Date" shall have the meaning expressed in Section 13.01.A of this Agreement.

          "Act" means the Oklahoma Limited Liability Company Act, codified at 18 Okla. Stat. (sections) 2000 et seq., as it may be amended from time to time,
                        -- ---
and any successor to such act.

          "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition of "Affiliate," the term "control" means either (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise or (ii) a direct or indirect equity interest of ten percent (10%) or more in the entity.

          "Agreement" means this Operating Agreement, as it may be amended or supplemented from time to time.

          "Articles of Organization" means the articles of organization, as amended from time to time, filed by the Company under the Act.

          "Assignee" means a Person to whom one or more Units have been transferred, by transfer or assignment or otherwise, in a manner permitted under this Agreement, and who has agreed to be bound by the terms of this Agreement but who has not become a Substitute Member.

          "Business Day" means Monday through Friday of each week, except legal holidays recognized as such by the government of the United States or the State of Oklahoma.

          "Capital Contributions" means the sum of the total amount of cash and the total value of property contributed or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services contributed to the Company by all Members, or any one Member, as the case may be (or the predecessor holders of any Units of any such Members).

          "Capital Gain" means the Company's allocable share of gain from the disposition by the Company of an Asset as defined in the Code (including any portion of such gain treated as ordinary income).

          "Cash Available for Distribution" means all cash receipts and funds received and available by and to the Company (except for proceeds of the Company Loan and for Capital Contributions), from time to time, minus (i) the amounts then required to be repaid pursuant to the Company Loan, together with applicable interest thereon, and (ii) all then unpaid Management Expenses, Operating Expenses and Development Expenses, together with applicable interest on each.

          "Code" means the Internal Revenue Code of 1986, as amended, as in effect from time to time.

          "Company Loan" means a loan or loans to the Company, in principal amount not to exceed $1,600,000.00, as further described in Section 4.03. Among other terms and provisions, the Company Loan shall require that all default cure rights accorded the Company pursuant thereto be extended on the same basis to its Members, and that copies of any and all notices given pursuant to the terms of the Company Loan documents including, without limitation, any notice of a default, be furnished to the

Members at the same time as furnished to the Company or its Manager. The lender under the Company Loan may be a Member, an Affiliate or any third party.

          "Company Property" means all property owned, leased or acquired by the Company from time to time.

          "Development Expenses" means all expenses advanced, from time to time, if any, by the Manager in connection with the development or improvement of all or any portion of the Company Property, together with interest thereon from the date advanced at the rate of ten percent (10%) per annum, compounded monthly. Development Expenses shall include, without limitation, expenses and costs relating to or incurred in connection with the overall preparation of the Company Property for use, construction of improvements, surveys, compliance with zoning or building requirements or ordinances, utility installation or relocation, and obtaining any permits required by applicable law. Under no circumstances shall any expense, whether classified as an Development Expense or Operating Expense, be charged more than once to the Company.

          "Dissociated Member" has the meaning specified in Section 13.01.

          "Event of Dissociation" has the meaning specified in Section 13.01.

          "Income" and "Loss" mean an amount equal to the Company's taxable income or loss (including capital loss) for each taxable year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               A. Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Income or Loss shall be added to such Income or Loss;

               B. Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Income or Loss, shall be subtracted from such Income or Loss; and

               C. Upon the distribution of property by the Company to a Member, gain or loss attributable to the difference between the fair market value of the property and its basis shall be treated as recognized.

          "Manager" means that Person appointed as manager of the Company pursuant to Section 6.01.

          "Management Expenses" means a management fee payable to the Manager in the amount of $35,000.00 per year for the management of the Company Property. Management Expenses will be deemed earned on a quarterly basis as of the end of each calendar quarter, with the first expenses payable for the quarter ending March 31, 1995, in the amount of $8,750.00 per quarter. From and after time the Management Expenses are deemed earned they shall accrue interest at the rate of ten percent (10%) per annum, compounded monthly. The charges assessed for Management Expenses shall be in lieu of direct and indirect billings that might otherwise be made by the Manager to the Company for charges such as accounting services and expenses of Manager personnel while dedicated to Company projects, etc.

          "Mandatory Provisions of the Act" means those provisions of the Act which may not be waived by the Members acting unanimously or otherwise.

          "Operating Expenses" means all expenses advanced by the Manager (except as set forth below), from time to time, in connection with the operation and maintenance of the Company Property, together with interest thereon at ten percent (10%) per annum, compounded monthly. Operating Expenses shall include, without limitation, ad valorem and other taxes and assessments and all costs and expenses resulting from the upkeep, repair or maintenance of any of the Company Property, as well as expenses advanced by any Member pursuant to Section 6.04, together with interest as above expressed. In addition, Operating Expenses shall be deemed to include interest advanced by Bumgarner in connection with short-term purchase money secured indebtedness for the Company Property, including also interest on short-term advances as described in Section 4.03 made to facilitate the original purchase of Company Property. Under no circumstances shall any expense, whether classified as an Operating Expense or Development Expense, be charged more than once to the Company.

          "Opinion of Counsel" means a written opinion of counsel (who shall be regular counsel to the Company).

          "Outstanding Units" means the number of Units issued by the Company as shown on the Company's books and records, less any Units held by the Company.

          "Person" means a natural person, partnership, domestic or foreign limited partnership, domestic or foreign limited liability company, trust, estate, association or domestic or foreign corporation.

          "Record Holder" means the Person in whose name such unit is registered on the books and records of the Company as of the close of business on a particular Business Day.

          "Sale Contract" shall have the meaning expressed in Section 5.03 of this Agreement.

          "Substitute Member" means a transferee of a Unit who is admitted as a Member to the Company pursuant to Section 11.01 in place of and with all the rights of a Member.

          "Super Majority Vote" or "Super Majority Vote of the Members" means the affirmative vote of the holders of not less than 60% of the Outstanding Units held by the Members.

          "Tax Item" means each item of income, gain, loss, deduction or credit of the Company for federal tax purposes, as separately stated and calculated pursuant to the Code.

          "Tax Matters Partner" means the individual designated pursuant to
Section 9.02.

          "Unit" means a Unit representing a membership interest in the Company.


                                   ARTICLE 3

                                    Purpose
                                    -------

          Section 3.01.  Purpose of the Company.  The purpose of the Company
                         ----------------------
shall be to make the Company Property ready for development and sale, and to dispose of the same, as the Manager in the Manager's sole discretion believes economic conditions warrant, and to transact lawful business incidental thereto. The Members understand there are no assurances extended by the Manager that the Company will achieve any return on equity, or even generate sufficient sale proceeds to retire the Company Loan and advanced expenses.


                                   ARTICLE 4

                             Capital Contributions
                             ---------------------

          Section 4.01.  Units.  There shall be an aggregate of 10,000 Units
                         -----
in the Company.

          Section 4.02.  Initial Capital Contribution and Percentage Ownership.
                         -----------------------------------------------------
Each Member shall contribute by cash or check the specified dollar amount set forth opposite such Member's name on Exhibit B hereto, at the times set forth therein. The number of Units held by each Member and each Member's percentage ownership of the Company are set forth opposite such Member's name on Exhibit B hereto.

          Section 4.03.  Company Loan.  Bumgarner shall cause there to be
                         ------------
extended to the Company the Company Loan. The proceeds of the Company Loan will be used exclusively to purchase or refinance (only as expressly provided herein) the Company Property described on Exhibit A hereto. The Company Loan shall be secured by a first mortgage lien and security interest on all the Company Property. The principal amount of the Company Loan may be increased, but not above $1,600,000.00, to retire any short-term purchase money secured acquisition indebtedness for the Company Property and to repay any short term advance made to facilitate the original purchase of Company Property.

          Section 4.04.  Capital Accounts.
                         ----------------

               A. The Company shall maintain for each Member a separate Capital Account. The term "Capital Account" shall mean as to any Member and as to any Units held by that

     Member the amount of the initial Capital Contribution attributable to the Units held by that Member, which amount shall be (i) increased by subsequent Capital Contributions by such Member, and Capital Gain and Income allocated to such Member pursuant to Section 5.04, and (ii) decreased by distributions to such Member pursuant to Section 5.02 and Losses allocated to such Member pursuant to Section 5.04.

               B. The foregoing definition of Capital Account and certain other provisions of this Agreement are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulation. Such regulation contains additional rules governing maintenance of Capital Accounts that have not been addressed in this Agreement.

               C. An Assignee of a Unit will succeed to the Capital Account relating to the Unit transferred. However, if the transfer causes a termination of the Company under Section 708(b)(1)(B) of the Code, the Company Property shall be deemed to have been distributed in liquidation of the Company to the Members (including the transferee of a Unit) pursuant to Section 12.02 and recontributed by such Members and transferees in reconstitution of the Company. The Capital Accounts of such reconstituted Company shall be maintained in accordance with the principles of this Section 4.04.

          Section 4.05.  Interest.  No interest shall be paid by the Company on
                         --------
Capital Contributions, on balances in a Member's Capital Account or on any other funds distributed or distributable under this Agreement. However, interest shall be payable, as elsewhere provided herein, on the Company Loan, short-term advances made to facilitate purchase of the Company Property, Development Expenses, if any, Management Expenses, and for Operating Expenses.

          Section 4.06.  No Withdrawal.  Except as otherwise required under any
                         -------------
Mandatory Provisions of the Act, no Member shall have (i) any right to resign voluntarily or otherwise withdraw from the Company, or (ii) any right to the withdrawal or reduction of any part of such Member's Capital Contribution, without the written consent of all remaining Members of the Company. If a Member is allowed to withdraw from the Company, then the provisions of Section
13.01 shall apply.

          Section 4.07.  Additional Capital Contributions.  No Member shall be
                         --------------------------------
obligated to make additional Capital Contributions. However, any Member may make additional Capital Contributions in cash or property in such amounts as may from time to time be agreed upon by a Super Majority Vote of the Members. Bumgarner is obligated and hereby agrees to advance to the Company the funds necessary to satisfy Development Expenses, if any, and Operating Expenses.

          Section 4.08.  Guarantee of Company Indebtedness.  The Members shall
                         ---------------------------------
not be obligated to guarantee Company indebtedness or obligations unless they unanimously agree to do so.


                                 ARTICLE 5

                         Allocations and Distributions
                         -----------------------------

          Section 5.01.  Order of Distributions.  Revenues and cash available to
                         ----------------------
the Company shall be paid in the following order of priority by the Manager as soon as available:

               A. First, to satisfy all maturities of principal and interest then owing in accordance with the terms of the Company Loan (and to retire the short-term advance described in Section 4.03), and as to any remaining sums, or as to all of same if the Company Loan has been fully repaid, distribution shall be made in the manner hereinafter provided in subparagraphs B. through E.

               B. Second, for the payment of all Operating Expenses not previously satisfied (which payment shall be applied first to interest accrued);

               C. Third, for the payment to the Manager of all Management Expenses not previously satisfied (which payment shall be applied first to interest accrued);

               D. Fourth, for the payment to the Manager of all Development Expenses not previously satisfied, if any (which payment shall be applied first to interest accrued); and

              E. Finally, if there are any remaining sums, the same shall be distributed in accordance with Section 5.02.

          Section 5.02.  Distribution of Cash Available for Distribution.
                         ------------------------------------------------
Distributions of all Cash Available for Distribution shall be made as soon as available. Subject to Section 5.03, distribution shall be made to the Members by the Company of Cash Available for Distribution with 50.01% to Bumgarner and 49.99% to T/SF. There shall be no Cash Available for Distribution until satisfaction of the obligations expressed in Section 5.01.

          Section 5.03.  Setoff under Sale Contract.  In the event of a
                         --------------------------
breach of any of T/SF's representations, warranties or agreements set forth in that certain Contract for Sale dated December 30, 1994 (the "Sale Contract"), between T/SF, as seller, and the Company, as the buyer, and which results in the Company sustaining a loss, then any amounts due to T/SF under this Agreement which have not been satisfied shall be subject to the Company's right of setoff described herein. Upon thirty (30) days prior written notice to T/SF, during which time T/SF shall have the opportunity to attempt to cure the event, condition or circumstance to the Company's reasonable satisfaction, the Company shall have the right at any time and from time to time to setoff amounts due and owing to T/SF pursuant to this Agreement (and irrespective of when proceeds are realized that will be available to exercise the remedy) against any and all losses, expenses, damages, liabilities or other amounts due and owing the Company by T/SF arising out of or in connection with the Sale Contract or the transactions contemplated thereby. Such right of setoff shall be exercised in addition to any other remedies the Company may have.

          Section 5.04.  Allocation of Income and Loss.
                         -----------------------------

               A. All Tax Items shall be allocated to all Members and Assignees in accordance with their respective Units in the Company. All Outstanding Units shall be treated equally.

               B. Upon the transfer of a Unit, Income, Capital Gain and Loss attributable to the transferred Unit shall, for federal income tax purposes, be allocated to the owners of such Unit on the basis of the Income or Loss for each month that such Person was the owner of such Units, determined on an interim closing of the books method. The Members may revise, alter, or otherwise modify the method of allocation as they determine necessary to comply with Section 706 of the Code and regulations or rulings promulgated thereunder.

               C. If, and to the extent that, any Member is deemed to recognize Income as a result of any transaction between the Member and the Company pursuant to Sections 482, 483, 1272-1274, or 7872 of the Code, or any similar provision now or hereafter in effect, any corresponding resulting Loss or deduction of the Company shall be allocated to the Member who was charged with that Income.

               D. All tax credits for federal or state income tax purposes shall be allocated in the same manner as Income.


                                   ARTICLE 6

                     Management and Operation of Business
                     ------------------------------------

          Section 6.01.  Managers.  Management of the Company shall be vested in
                         --------
one or more Managers, as are appointed by Super Majority Vote of the Members from time to time pursuant to this Agreement. Initially, the Members unanimously agree there shall be one Manager, who shall be Bumgarner. In the event that all Managers are removed from office as provided in this Article 6, the business of the Company shall be under the exclusive management of the Members, and in such case, a unanimous vote of the Members shall be necessary for all decisions affecting the Company, and individual Members shall have no power as such.

          Section 6.02.  Authority of Manager.  The Manager may exercise all the
                         --------------------
powers of the Company whether derived from law, the Articles of Organization or this Agreement, except such powers as are by statute, by the Articles of Organization or by this Agreement vested solely in the Members. As part of the Manager's obligations, duties and authority, and not in limitation thereof, the Manager shall determine and advance all Development Expenses, if any, and Operating Expenses which the Manager, in the Manager's sole discretion, deems necessary, appropriate or beneficial to the operation of the Company and the operation, development or management of the Company Property, which items shall be repaid to Manager as provided in Section 5.01.

          Section 6.03.  Restrictions on Manager.  Notwithstanding any other
                         -----------------------
provision hereof, a Manager shall not, without the written consent or written ratification of the specific act by a Super Majority Vote of the Members:

          A. Do any act which would make it impossible to carry on the ordinary business of the Company;

          B. Admit any Person as a Member, except as provided in this Agreement;

          C. Distribute any Company Property in kind except upon dissolution and winding up;

          D. Sell any Company Property to the Manager or an Affiliate of the Manager, which such vote or ratification shall not be unreasonably withheld; or

          E. Knowingly perform any act that would subject a Member to personal liability.

          Section 6.04.  Preservation of Company Property.  Except for the
                         --------------------------------
Company Loan and any renewals or extensions thereof (but not to increase the principal balance thereof except as provided in Section 4.03), the Manager shall not further mortgage, create any security interest in, pledge or further encumber, or suffer there to exist any lien or security interest upon, the Company Property or any part thereof without authorization by Super Majority Vote of the Members. The Manager will cause there to be paid all unsatisfied accruing maturities of principal and interest on the Company Loan when due ("Current Debt Service"), together with all taxes, assessments and other impositions now existing or hereafter assessed, levied or imposed upon any part of the Company Property before any interest, penalty, fine or cost may be added for non-payment. If the Manager fails to cause the Company to pay, as hereinabove agreed, any monies to discharge any lien attaching to the Company Property (except for the lien of the Company Loan), the Current Debt Service, or all taxes, assessments or other impositions when due, or if any action or proceeding is commenced which affects the Company Property or title thereto including, but not limited to, a taking, insolvency, code enforcement, arrangement or proceeding involving a bankrupt, then T/SF may, upon ten (10) days prior written notice to Manager, during which period the Manager shall have the opportunity to cure the event, condition or circumstance to the reasonable satisfaction of T/SF, to pay, observe or perform any such covenant, agreement or obligation, make such appearances, disburse such sums and take such action as T/SF deems reasonably necessary to protect the interest of the Company in the Company Property. Any cost incurred or amount disbursed by T/SF, shall be treated in all respects as an Operating Expense with the first priority in repayment as among such class of expenses. Nothing contained in this Section
6.04 shall require T/SF to incur any cost or expense or do any act hereunder. Likewise, nothing herein contained shall be construed to limit or impair the Manager's right to protest on behalf of the Company any such lien or security interest, levy of taxes, assessments or other impositions against the Company Property or to make any payment of the same under protest so long as the same shall not result in any sale of or attachment or levy upon any part of the Company Property.

          Section 6.05.  Number, Term and Qualifications.  The Company shall
                         -------------------------------
have one Manager. Appointment of the Manager may be made as the Members shall from time to time determine, by Super Majority Vote. Each Manager shall hold office until such Manager's successor has been appointed or until such Manager's death, resignation or removal.

          Section 6.06.  Manner of Acting.  In the event there is ever more
                         ----------------
than one Manager, the unanimous agreement of all Managers shall be necessary for all decisions affecting the Company, and no individual Manager shall have power as such.

          Section 6.07.  Removal.  Any Manager elected or appointed by the
                         -------
Members may be removed upon default in the performance of any material obligation or duty of the Manager pursuant hereto which shall include, without limitation, a breach of the Manager's obligations expressed in Section 6.04 of this Agreement. Such removal shall only be made upon thirty (30) days prior written notice to the Manager, during which time the Manager shall have the opportunity to cure the default to the reasonable satisfaction of the Members seeking removal on such grounds.

          Section 6.08.  Limitation on Liability of Manager.  A Manager shall
                         ----------------------------------
not be liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Manager; provided, however, that nothing contained herein shall eliminate or limit the liability of the Manager (i) for any breach of the Manager's duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct, gross negligence, recklessness or a knowing violation of the law, or (iii) for any transactions from which the Manager derived an improper personal benefit.

          Section 6.09.  Outside Activities.  Each Member and such Member's
                         ------------------
Affiliates may have business interests and engage in business activities in addition to those relating to the Company including, without limitation, business interests and activities in direct competition with the Company for such Member's or Member's Affiliates' own account or for the account of others, and no provision of this Agreement shall be deemed to require disclosure or to prohibit such Member or such Member's Affiliates from conducting such businesses and activities. Neither the Company nor the other Members shall have any rights by virtue of this Agreement or the relationship contemplated herein in any business ventures of such Member or such Member's Affiliates. Nothing contained herein shall preclude a Member from acquiring or possessing a financial or equity interest in a Person purchasing Company Property; provided, however, that disclosure shall be made to all Members of the existence of such interest prior to entering into an agreement for purchase and sale of the Company Property, and, if applicable, compliance shall be had with the provisions of Section 6.03.D. hereof.

          Section 6.10.  Company Funds.  The funds of the Company shall be
                         -------------
deposited in an account or accounts designated by the Members and shall not be commingled with any other funds. All withdrawals from or charges against these accounts shall be made by authorized agents of the Company.


                                 ARTICLE 7

                    Rights and Obligations of the Members
                    -------------------------------------

          Section 7.01.  Limitation of Liability.  Anything herein to the
                         -----------------------
contrary notwithstanding, except as otherwise expressly agreed in writing, and except for the express duties and obligations of the Manager as stated herein to advance funds and preserve the Company Property, a Member shall not be personally liable for any debts, liabilities, or obligations of the Company, whether to the Company, to any of the other Members, or to creditors of the Company, beyond the Capital Account of the Member, together with the Member's share of the assets and undistributed profits of the Company.

          Section 7.02.  Rights of Member Relating to the Company.
                         -----------------------------------------

          A. Subject to the restrictions of Section 7.03 and Article 14, this Agreement may be amended only by Super Majority Vote of the Members.

          B. In addition to other rights provided by this Agreement or by applicable law, a Member shall have the right upon demand and at such Member's own expense:

               1. To obtain any and all information regarding the status of the business and financial condition of the Company;

               2. Promptly after becoming available, to obtain a copy of the Company's federal, state, and local income tax returns for each year;

               3. To obtain a current list of the name and last known business, residence or mailing address of each Member;

               4. To obtain information regarding the Capital Contributions made by each Member;

               5. To obtain a copy of this Agreement and the Articles of Organization and all amendments hereto and thereto, together with copies of any powers of attorney pursuant to which this Agreement, the Articles of Organization, and all amendments hereto and thereto have executed; and

               6. To inspect and copy any of the Company's books and records.

     Section 7.03.  Restrictions on Powers.  Except as otherwise provided herein
                    ----------------------
or by the Mandatory Provisions of the Act, a Member shall not have the authority or power to act on behalf of, or to bind, the Company, or any other Member, and a Member shall not have the right or power to take any action which would change the Company to a general partnership, change the limited liability of a Member, or affect the status of the Company for federal income tax purposes.

     Section 7.04.  Indemnification.
                    ---------------

          A. Company Indemnity.  To the maximum extent permitted by law, the
             -----------------
     Company shall indemnify and hold harmless all Managers, and the employees and agents of the Company (each, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, penalties and other expenses actually and reasonably incurred by the Indemnitee in connection with any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that the Indemnitee is or was a Manager of the Company or is or was an employee or agent of the Company, arising out of or incidental to the business of the Company, provided, (i) the Indemnitee's conduct did not constitute willful misconduct or recklessness, (ii) the action is not based on breach of this Agreement,
     (iii) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and within the scope of such Indemnitee's authority and (iv) with respect to a criminal action or proceeding, the Indemnitee had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified above.

          B. Advancement of Expenses.  Expenses incurred by an Indemnitee in
             -----------------------
     defending any claim, demand, action, suit or proceeding subject to this
     Section 7.04 may, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified as authorized in this Section 7.04.

          C. Non-Exclusivity.  The indemnification provided by this Section 7.04
             ---------------
     shall be in addition to any other rights to which the Indemnitee may be entitled under any agreement, vote of the Members, as a matter of law or equity, or otherwise, and shall inure to the benefit of the successors, assignees, heirs, personal representatives and administrators of the Indemnitee.

          D. Insurance.  Upon Super Majority Vote of the Members, the Company
             ---------
     may purchase and maintain insurance, at the Company's expense, on behalf of any Indemnitee against any liability that may be asserted against or expense that may be incurred by an Indemnitee in connection with the activities of the Company regardless of whether the Company would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement.

                                  ARTICLE 8

                    Books, Records, Accounting and Reports
                    --------------------------------------

     Section 8.01.  Books and Records.  Appropriate books and records with
                    -----------------
respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 7.02, shall at all times be kept at the principal office of the Company or at the office of the Manager's accountant. Without limiting the foregoing, the following shall be maintained at either such office: (i) a current and a past list of the full name and last known mailing address of each Member and Manager, (ii) copies of records that would enable a Member to determine the relative voting rights of the Members,
(iii) a copy of the Articles of Organization, and any amendments thereto, (iv) copies of the Company's federal and state income tax returns and reports, if any, for the three most recent years, (v) copies of any financial statements of the Company for the three most recent fiscal years, and copies of any effective written operating agreements and all amendments thereto and copies of any written operating agreements no longer in effect. Any records maintained by the Company in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time.

     Section 8.02.  Accounting.  The books of the Company for regulatory and
                    ----------
financial reporting purposes shall be maintained on the cash basis of accounting. The Company books for purposes of maintaining and determining Capital Accounts shall be maintained in accordance with the provisions of this Agreement and, to the extent not inconsistent therewith, the principles described above for financial reporting and regulatory purposes.

     Section 8.03.  Reports.  Within thirty (30) days after the end of each
                    -------
calendar quarter, the Manager shall cause each Member to be furnished with a cash flow statement of the quarter and year to date. In addition, not less than fifteen (15) days prior to the due date, the Manager shall furnish to the Members evidence of the payment of all real estate ad valorem taxes against the Company Property. In addition, Manager shall, within two (2) business days of acquiring written evidence thereof, furnish the Members written notice of the existence of any item which could become the subject of a T/SF right of cure as expressed in Section 6.04 hereof.

     Section 8.04.  Fiscal Year.  The fiscal year of the Company shall be the
                    -----------
calendar year.


                                  ARTICLE 9

                                 Tax Matters
                                 -----------

     Section 9.01.  Taxable Year.  The taxable year of the Company shall be the
                    ------------
calendar year.

     Section 9.02.  Tax Controversies.  Subject to the provisions hereof, the
                    -----------------
Manager is designated the "Tax Matters Partner" (as defined in Section 6231 of the Code), and is authorized and required to represent the Company, at the Company's expense, in connection with all examinations of the

Company's affairs by tax authorities, including resulting administrative and judicial proceedings. Each Member agrees to cooperate with the Tax Matters Partner, and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

     Section 9.03.  Taxation as a Partnership.  No election shall be made by the
                    -------------------------
Company or any Member for the Company to be excluded from the application of any provision of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

                                  ARTICLE 10

                              Transfer of Units
                              -----------------

     Section 10.01.  Transfer.
                     --------

          A. The term "transfer," when used in Articles 10 and 12 with respect to a Unit, shall mean a transaction by which the Member assigns all or a portion of the Member's Units, or any interest therein, to another Person, or by which the holder of a Unit assigns the Unit to another Person as Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, transfer by will or intestate succession, exchange, or any other voluntary or involuntary disposition or disposition by operation of law (except a statutory merger).

          B. No Units shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 10 and, to the extent applicable, in Section 12.01 as well. Any transfer or purported transfer of any Units not made in accordance with this Article 10 shall be null and void. If for any reason any such transfer is not null and void, then the Assignee shall not be a Substitute Member, and shall have no right to participate in the Company's affairs as a Member thereof, but instead shall be entitled to receive only the share of profits or other compensation to which the transferring Member would otherwise be entitled at the time the transferring Member would be entitled to receive the same.

     Section 10.02.  Transfer of Units by a Member.
                     -----------------------------

          A. No Units may be transferred by a Member unless the following conditions are first satisfied:

               1. The consent of each Member has been obtained, which may be granted or withheld in each Member's sole discretion, such consent to be evidenced by a written instrument, dated and signed by the Manager and the consenting Member and mailed to each Member;

               2. The transferee and each Member execute and file all documents necessary for the transferee to be a Substitute Member and be bound by the terms hereof and such transferee is admitted as a Substitute Member; and

               3. The Company receives an Opinion of Counsel that such transfer would not materially adversely affect the classification of the Company as a partnership for federal and state income tax purposes.

          B. The transfer restrictions on Company Units shall be conspicuously noted in an appropriate legend on any Unit certificates issued.

          C. In no event shall any Unit be transferred to a minor or any incompetent except by will or intestate succession.

          D. The Company need not recognize, for any purpose, any transfer of all or any fraction of a Unit unless there shall have been filed with the Company and recorded on the Company's books a duly executed and acknowledged counterpart of the instrument of assignment and such instrument evidences the written acceptance by the Assignee of all of the terms and provisions of this Agreement and represents that such assignment was made in accordance with all applicable laws and regulations.

          E. Any holder of a Unit (including a transferee thereof) shall be deemed conclusively to have agreed to comply with and be bound by all terms and conditions of this Agreement, with the same effect as if such holder had executed an express acknowledgement thereof, whether or not such holder in fact has executed such an express acknowledgement.

     Section 10.03.  Restrictions on Transfer.  Notwithstanding the other
                     ------------------------
provisions of this Article 10, no transfer of any Unit of any Member in the Company shall be made if the transferor (i) would violate applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over the transfer, (ii) would materially adversely affect the classification of the Company as a partnership for federal or state income tax purposes or (iii) would affect the Company's qualification as a limited liability company under the Act.

     Section 10.04.  Issuance of Certificates.  The Company may issue one or
                     ------------------------
more certificates in the name of the Member evidencing the number of Units issued. Upon the transfer of a Unit in accordance with Article 10, the Company shall, if certificates have been issued, issue replacement certificates. All certificates shall contain legends required by this Agreement or otherwise required by law.

     Section 10.05.  Lost, Stolen or Destroyed Certificates.  The Company shall
                     --------------------------------------
issue a new certificate in place of any certificate previously issued if the Record Holder of the certificate: (i) makes proof by affidavit that a previously issued certificate has been lost, stolen or destroyed; (ii) requests the issuance of a new certificate before the Company has been put on notice that the Units evidenced by such certificate have been acquired by a purchaser for value in good faith and without notice of an adverse claim; and (iii) if required by the Company, delivers to the Company a bond with surety or sureties acceptable to the Company, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the certificate. The Company shall be entitled to treat each Record Holder as the Member or Assignee in fact of any Units and, accordingly, shall not be required to recognize any equitable or other claim or interest in or with respect to the Units on the part of any other Person, regardless of whether it has actual or other notice thereof.


                                  ARTICLE 11

                Admission of Substitute and Additional Members
                ----------------------------------------------

     Section 11.01.  Admission of Substitute Members.
                     -------------------------------

          A. Upon a permitted transfer of a Unit by a Member in accordance with
     Article 10 (but not otherwise), the transferor shall have the power to give, and by transfer of any Certificate issued shall be deemed to have given, the transferee the right to apply to become a Substitute Member with respect to the Unit acquired, subject to the conditions of and in the manner permitted under this Agreement. A transferee of a Certificate representing a Unit shall not be an Assignee with respect to the transferred Unit (whether or not such transferee is a Member or Substitute Member with respect to other previously acquired Units) until all of the following conditions are satisfied:

               1. The instrument of assignment sets forth the intentions of the assignor that the Assignee succeed to the assignor's interest as a Substitute Member in his place;

               2. The assignor and Assignee shall have fulfilled all other requirements of this Agreement;

               3. The Assignee shall have paid all reasonable legal fees and filing costs incurred by the Company in connection with his substitution as a Member; and

               4. The Members shall have unanimously approved such substitution in writing, which approval may be granted or withheld by each Member in such Member's sole and absolute discretion and may be arbitrarily withheld, and the books and records of the Company have been modified to reflect the admission.

     The admission of an Assignee as a Substitute Member with respect to a transferred Unit shall become effective on the date the Members give their unanimous written consent to the admission and the books and records of the Company have been modified to reflect such admission. Any Member who transfers all of such Member's Units with respect to which such Person had been admitted as a Member shall cease to be a Member of the Company upon a transfer of such Units in accordance with Article 10 and the execution of a counterpart of this Agreement by the transferee and shall have no further rights as a Member in or with respect to the Company (whether or not the Assignee of such former Member is admitted to the Company as a Substitute Member).

     Section 11.02.  Admission of Additional Members.  Additional Units may be
                     -------------------------------
authorized and issued by the Company upon such terms and conditions as may be approved by a unanimous vote of the Members. Upon the proposed issuance of any such additional Units, each existing Member shall the preemptive right, but not the obligation, to purchase such portion of the newly issued Units as the ratio of the number of Units then held by such Member bears to the total number of Units held by Members and outstanding before the issuance of the new Units, together with such Member's proportionate share of the other newly issued Units as to which other Members failed to exercise their preemptive rights.


                                  ARTICLE 12

                              Right of Purchase
                              -----------------

     Section 12.01.  Right of First Refusal.  In the event any Member (the
                     ----------------------
"Transferor") intends, in good faith, to transfer all or any portion of such Member's Units to a third Person, the other Member (the "Non-Transferring Member") shall have the option to purchase from the Transferor so many of the Transferor's Units as are or shall be affected by such transfer (all of such Units as are or shall be affected by such transfer being called the "Available Units"). In the event of a proposed transfer, the Transferor shall give the Non-Transferring Member written notice of its intent to make such transfer, together with the bona fide sale price and all the terms and conditions of such transfer. The Non-Transferring Member shall have the option to acquire all Available Units from the Transferor for the same price and on the same terms and conditions as set forth in the notice, or, if not for monetary consideration, at the price that would apply upon a purchase of Units pursuant to Section 13.01.A. The Non-Transferring Member shall state its intention to exercise its option and complete the purchase of the Available Units within forty-five (45) days after receipt of written notice of such proposed transfer. If the Non-Transferring Member fails to state its intention to exercise its option and complete the purchase of the Available Units within such forty-five (45) day period, then such option is deemed to have been waived so long as the Transferor completes the sale of Available Units within thirty (30) days thereafter. If there are only two Members, the Non-Transferring Member may interpose another Person to acquire the Available Units. A transfer pursuant to a statutory merger shall not invoke any rights granted pursuant to this Article 12.

                                  ARTICLE 13

                         Dissociation and Liquidation
                         ----------------------------

     Section 13.01.  Dissociation of Member.  Upon the death, resignation,
                     ----------------------
expulsion, bankruptcy or dissolution of a Member (such Member being hereinafter sometimes referred to as a "Dissociated Member"), or the occurrence of any other event which terminates the continued membership of a Member in the Company (any of such events being referred to herein as an "Event of Dissociation"), the Company shall dissolve and its affairs shall be wound up. The Company shall thereafter conduct only activities necessary to wind-up its affairs, unless there are at least two (2) remaining Members and within sixty (60) days after the occurrence of an Event of Dissociation, all the remaining Members unanimously agree to continue the Company. If an election to continue the Company is made then:

          A. The remaining Members may elect, within thirty (30) days of the decision to continue the Company, to purchase the Dissociated Member's Units upon such terms and conditions as the remaining Members and the Dissociated Member or the legal representative of the Dissociated Member may agree. In the event the remaining Members and the Dissociated Member (or such legal representative) do not agree upon terms and conditions for a purchase of the Units of the Dissociated Member, the remaining Members shall have an option (to be exercised within sixty (60) days after the occurrence of the Event of Dissociation, by giving notice to the Dissociated Member, or such legal representative) to purchase the Units of the Dissociated Member for a cash purchase price determined by the value of the Capital Account of the Dissociated Member, as of the end of the calendar month preceding the occurrence of the Event of Dissociation, adjusted as if all Company Property were sold at fair market value (as defined in Act Section 2027 and determined by independent appraisal), subject to adjustment as provided below, and liabilities of the Company were paid and the Company was liquidated in accordance with the provisions of Section 13.02. If the value of the Capital Account of the Dissociated Member is negative and if the remaining Members elect to continue the Company, then it shall be the obligation of such Dissociated Member (or such legal representative) to pay to the Company sufficient amounts to increase the negative value to zero. If Bumgarner's Units are being purchased, then in connection with any such sale, there shall also be first repaid, if applicable, the full amount of any unpaid advances (with unpaid interest, if applicable) he has made for short-term advances described in
     Section 4.03, Operating Expenses, Management Expenses, and Development Expenses, if any. An additional condition to any such sale is that Bumgarner's estate be unconditionally released from any guaranty or other obligations in connection with the Company Loan, or repaid in full if Bumgarner or his Affiliate is the lender pursuant to the Company Loan. In the event a sale of Units is to occur in accordance herewith as a result of the death of Bumgarner, then the purchase price for his Units as established above shall be discounted if he has died within three (3) years of the Company's acquisition of Company Property pursuant to the Sale Contract on December 30, 1994 (hereafter the "Acquisition Date"). If death occurs before the second anniversary of the Acquisition Date, the purchase price determination shall be made at fifty percent (50%) of the fair market value, and if death occurs on or after the second anniversary of the Acquisition Date, but before the third anniversary thereof, the purchase price determination shall be made at seventy percent (70%) of fair market value, and on or after the third anniversary of the Acquisition Date, the fair market value without adjustment shall be used.

          B. The Company shall continue until the expiration of the term for which it was formed or until the occurrence of another Event of Dissociation, in which event any remaining Members shall again elect whether to continue the Company pursuant to this Section 13.01.

          C. If there is only one remaining Member, such Member may interpose another Person to acquire the Dissociated Member's Units.

     Section 13.02.  Dissociation and Liquidation.  The Company shall be
                     ----------------------------
dissolved and its affairs shall be wound up upon the occurrence of any of the following: (i) the term of the Company stated in the Articles of Organization expires; (ii) there are fewer than two (2) Members; (iii) if, upon the occurrence of an Event of Dissociation, the remaining Members fail to continue the Company pursuant to Section 13.01; or (iv) all Members vote to dissolve the Company.

     Section 13.03.  Method of Winding Up.  Upon dissolution of the Company
                     --------------------
pursuant to Section 13.02, the Company shall immediately commence to liquidate and wind up its affairs. The Members shall continue to share profits and losses during the period of liquidation and winding up in the same proportion as before commencement of winding up and dissolution. The proceeds from the liquidation and winding up shall be applied in the following order of priority:

          A. To creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company other than liabilities to Members on account of their Capital Contributions or on account of a Member's withdrawal from the Company or pursuant to a withdrawal of capital; and

          B. The balance to Members in accordance with their Capital Accounts.

Unless the Members shall unanimously determine otherwise, all distributions will be made in cash, and none of the Company Property will be distributed in kind to the Members.

     Section 13.04.  Filing Articles of Dissolution.  Upon the completion of the
                     ------------------------------
distribution of Company Property as provided in Section 13.02, Articles of Dissolution shall be filed as required by the Act, and each Member agrees to take whatever action may be advisable or proper to carry out the provisions of this Section.

     Section 13.05.  Return of Capital.  The return of Capital Contributions
                     -----------------
shall be made solely from Company Property.

                                  ARTICLE 14

                Amendment of Agreement; Meetings; Record Date
                ---------------------------------------------

     Section 14.01.  Amendments.  All Amendments to this Agreement shall require
                     ----------
a Super Majority Vote of the Members.

     Section 14.02. Limitations on Amendments.  Notwithstanding any other
                    -------------------------
provision of this Agreement, no amendment to this Agreement may (i) enlarge the obligations of any Member under this Agreement or (ii) amend this Section 14.02,
Section 14.01, 7.03 or 11.02, or (iii) change any fees or expenses payable to the Manager pursuant hereto, or (iv) amend any voting level or consent requirements or change the definitions of Super Majority Vote without the unanimous approval of all Members.

     Section 14.03.  Meetings.  Meetings may be called by any Member or the
                     --------
Manager, by giving at least two (2) days' prior notice of the time, place and purpose of the meeting to all Members.

     Section 14.04.  Adjournment.  When a meeting is adjourned to another time
                     -----------
or place, notice need not be given of the adjourned meeting, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. If the adjournment is for more than forty-five (45) days, a notice of the adjourned meeting shall be given in accordance with Section 14.03. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.

     Section 14.05.  Waiver of Notice; Consent to Meeting; Approval of Minutes.
                     ---------------------------------------------------------
The transactions of any meeting of the Company, however called and noticed, and whenever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, but not present in person or by proxy, approves by signing a written waiver of notice or an approval to the holding of the meeting or an approval of the minutes thereof. All waivers, consents, and approvals shall be filed with the Company records or made a part of the minutes of the meeting.

     Section 14.06.  Quorum.  The holders of not less than sixty percent (60%)
                     ------
of the Units entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of Members. The Members present at a duly called or held meeting at which a quorum is present may continue to participate at such meeting until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite percentage of Units of Members specified in this Agreement. In the absence of a quorum, any meeting of Members may be adjourned from time to time by a Super Majority Vote of the Members represented either in person or by proxy entitled to vote, but no other matters may be proposed, approved or disapproved, except as provided in Section 14.04.

     Section 14.07.  Action Without a Meeting.  Any action that may be taken by
                     ------------------------
any vote of the Members may be taken without a meeting if a consent to such action is signed by Members holding

Units representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Prompt notice of the taking of any action without a meeting shall be given to those Members who have not consented in writing.


                                  ARTICLE 15

                              General Provisions
                              ------------------

     Section 15.01. Notices.  Any notice, demand, request or report required or
                    -------
permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail to the Member at the address set forth on Exhibit B. Any notice, payment, or report to be given or sent to a Member hereunder shall be deemed conclusively to have been given or sent, upon mailing of such notice, payment, or report to the address shown on the records of the Company, regardless of any claim of any Person who may have an interest in the Unit by reason of an assignment or otherwise.

     Section 15.02.  Captions.  All article and section captions in this
                     --------
Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

     Section 15.03.  Pronouns and Plurals.  Whenever the context may require,
                     --------------------
any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 15.04.  Further Action.  The parties to this Agreement shall
                     --------------
execute and deliver all documents, provide all information and take or refrain from taking any action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 15.05.  Binding Effect.  This Agreement shall be binding upon and
                     --------------
inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assignees. Nothing contained herein is intended to confer upon any party not a party hereto any benefit, right or privilege agreed to herein by the Members.

     Section 15.06.  Integration.  This Agreement constitutes the entire
                     -----------
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     Section 15.07.  Waiver.  No failure by any party to insist upon the strict
                     ------
performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 15.08.  Counterparts.  This Agreement may be executed in
                     ------------
counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

     Section 15.09.  Applicable Law.  This Agreement shall be construed in
                     --------------
accordance with and governed by the laws of the State of Oklahoma, without regard to its principles of conflict of laws.

     Section 15.10.  Invalidity of Provisions.  If any provision of this
                     ------------------------
Agreement is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 15.11.  Conveyances.  All of the assets of the Company shall be
                     -----------
held in the name of the Company. Any deed, bill of sale, mortgage, lease, contract of sale or other instrument purporting to convey or encumber the interest of the Company of all or any portion of the assets of the Company shall be sufficient if signed on behalf of the Company by the Manager. No Person shall be required to inquire into the authority of any individual to sign any instrument which is executed pursuant to the provisions of this Section 15.11.

     Section 15.12.  Power of Attorney.
                     -----------------

          A. Manager as Attorney-in-Fact.  By the execution of this Agreement,
             ---------------------------
     or a counterpart hereof, each Member irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact and agent to effectuate, with full power and authority to act in his name, place, and stead in effectuating, the purposes of the Company pursuant to the terms and conditions of this Agreement, including the execution, acknowledgment, delivery, filing, and recording of all certificates, documents, contracts, loan documents, or counterparts thereof, and all other documents which the Manager deems necessary or reasonably appropriate to do any of the following: (i) organize, qualify, or continue the Company as a limited liability company, including qualification of the Company in such other jurisdictions as the Company's activities may require; (ii) reflect an amendment to this Agreement or the Company's Articles of Organization required by a change in the name of the Company, a change in the principal place of business of the Company or, subject to the provisions hereof;
     (iii) accomplish the purposes and carry out the powers of the Company as set forth herein; and (iv) subject to the provisions of this Agreement, effect the dissolution and termination of the Company.

          B. Nature of Special Power.  The power of attorney granted herein: (i)
             -----------------------
     shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the death, incompetency, or legal disability of a Member;
     (ii) may be exercised only by the Manager, for each Member, or any or all of them, listing all, or any, of the Members required to execute any such instrument and executing such instrument as attorney-in-fact for all, or any one, of such Members; and (iii) shall be binding upon any transferee of a membership interest of a Member hereunder, or any portion thereof, except that where such transferee is qualified as a Substitute

     Member under this Agreement, the power of attorney shall survive the delivery of such Units for the sole purpose of enabling the Manager, to execute, acknowledge, and file any instrument on behalf of the transferor of the Units necessary to effect such substitution.

          C. Limitation.  Notwithstanding any provision of this Section 15.12 to
             ----------
     the contrary, no power of attorney is granted the Manager to perform any act, duty or obligation not permitted or authorized by the terms hereof, nor to enter into any contract or agreement involving the Manager in his individual capacity separate from the Company, or any of the Manager's Affiliates.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 20th day of December, 1994.

                                /s/ John C. Bumgarner, Jr.
                                ----------------------------------
                                JOHN C. BUMGARNER, JR.

                                TRIBUNE/SWAB-FOX COMPANIES, INC.,
                                a Delaware corporation


                                By: /s/ Howard G. Barnett, Jr.
                                   --------------------------------
                                Print Name: Howard G. Barnett, Jr.
                                           ------------------------
                                Title: President
                                      -----------------------------

                                  EXHIBIT A

                              Legal Descriptions
                              ------------------

1. Tract s A and B at 61st and Garnett (legal description omitted)

2. 101st and Memorial (legal description omitted)

3. 91st and Memorial (legal description omitted)

4. Tracts A and B at 75th and Memorial (legal description omitted)


                                                               EXHIBIT B

                                    Fair Market Value of     Number    Percentage of     Date of
Name and Address of Member              Contribution        of Units    Total Units    Contribution
--------------------------              ------------        --------    -----------    -----------
John C. Bumgarner, Jr.                     $500.10            5001         50.01%        12/20/94
2145 East 27th Street
Tulsa, Oklahoma  74114

Tribune/Swab-Fox Companies, Inc.           $499.90            4999         49.99%        12/20/94
2407 East Skelly Drive
Tulsa, Oklahoma  74105